Exhibit 99.1

Contact:
	Jacqualyn A. Fouse Sr. Vice President and Chief Financial Officer Celgene Corporation (908) 673-9956	Tim Smith Director Investor Relations Celgene Corporation (908) 673-9951
CELGENE REPORTS RECORD THIRD QUARTER 2010 OPERATING AND FINANCIAL RESULTS
— Record Third Quarter Results Driven By Share Gains Across Major Markets
— REVLIMID® Third Quarter Global Net Product Sales Increased 43% Y/Y
— VIDAZA® Third Quarter Global Net Product Sales Increased 37% Y/Y
— Non-GAAP Third Quarter Diluted Earnings Per Share Increased 34% Y/Y
2010 Third Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 31 Percent to $908 Million; GAAP Total Revenue $910 Million

•	Global REVLIMID Net Product Sales Increased 43 Percent to $641 Million

•	Global VIDAZA Net Product Sales Increased 37 Percent to $141 Million

•	Global THALOMID® Net Product Sales of $94 Million

•	Non-GAAP Operating Income Increased 40 Percent to $409 Million; GAAP Operating Income $311 Million

•	Non-GAAP Net Income Increased 35 Percent to $350 Million; GAAP Net Income $281 Million

•	Non-GAAP Diluted Earnings Per Share Increased 34 Percent to $0.75; GAAP Diluted Earnings Per Share $0.60
2010 Financial Outlook Update (Includes Impact of Acquisition of Abraxis BioScience)
•	Total Revenue Expected to Increase Approximately 34 Percent Year-Over-Year to Approximately $3.60 Billion, Up From a Previous Range of $3.40 to $3.45 Billion

•	REVLIMID Net Product Sales Anticipated to Increase Approximately 44 Percent Year-Over-Year to Approximately $2.45 Billion, Up From a Previous Range of $2.30 to $2.35 Billion

•	Non-GAAP Diluted Earnings Per Share Expected to Increase Approximately 34 Percent Year-Over-Year to a Range of $2.78 to $2.80, Up From a Previous Range of $2.65 to $2.70
Recent Developments and Highlights
•	Completed Acquisition of Abraxis BioScience

•	Completed $1.25 Billion Debut Debt Offering

•	Announced Appointment of Jacqualyn A. Fouse as Senior Vice President and Chief Financial Officer

•	Initiated Launch of REVLIMID® in Japan for Treatment of Relapsed/Refractory Multiple Myeloma

•	Initiated PALACE 1, PALACE 2, and PALACE 3, Phase III Trials Evaluating Apremilast in Psoriatic Arthritis, and ESTEEM 1, a Phase III Trial Evaluating Apremilast in Moderate-to-Severe Psoriasis

•	Brought Infringement Action to Enforce our REVLIMID Patents Against Natco Pharma Ltd. for Filing an Abbreviated New Drug Application With a Paragraph IV Certification for Lenalidomide

•	ABRAXANE® Pharmaceutical Composition and Method Claims Patent Issued on October 26, 2010, expiring in 2024

•	Initiated MF-002, a Phase III Trial Evaluating Pomalidomide in Myelofibrosis

•	Initiated AZA-AML-001, a Phase III Trial Evaluating VIDAZA® in Newly Diagnosed Acute Myeloid Leukemia

•	Initiated Phase II Trial for PDA-001 Cellular Therapy in Crohn’s Disease
2010 Selected Corporate Objectives
•	Expand Celgene Product Approvals, Reimbursements, and Global Market Share

•	Submit REVLIMID Newly Diagnosed Multiple Myeloma (NDMM) Regulatory Filing with European Medicines Agency

•	Complete Enrollment of MM-020, a Phase III Trial Evaluating REVLIMID and Low-Dose Dexamethasone Versus Melphalan, Prednisone, and Thalidomide in NDMM

•	Submit ISTODAX® Peripheral T-cell Lymphoma Regulatory Filing with Food and Drug Administration

•	Advance More Than 25 Phase III and Pivotal Clinical Trials and 17 Preclinical Programs Addressing More Than 30 Serious and Debilitating Diseases

•	Initiate ESTEEM 2, a Phase III Trial Evaluating Apremilast in Moderate-to-Severe Psoriasis, and PALACE 4, a Phase III Trial Evaluating Apremilast in Psoriatic Arthritis

•	Initiate Phase II Trial for Apremilast in Rheumatoid Arthritis

•	Initiate Phase II Trial for PDA-001 Cellular Therapy in Ischemic Stroke; Initiate Phase I Trial in Multiple Sclerosis

•	Initiate Phase II Trial for JNK CC-930 in Idiopathic Pulmonary Fibrosis and Discoid Lupus Erythematosus
SUMMIT, NJ — (October 28, 2010) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $349.9 million, or non-GAAP diluted earnings per share of $0.75 for the quarter ended September 30, 2010. Non-GAAP net income for the third quarter of 2009 was $259.8 million or non-GAAP diluted earnings per share of $0.56. Based on U.S. GAAP, Celgene reported net income of $281.2 million, or diluted earnings per share of $0.60 for the quarter ended September 30, 2010. GAAP net income for the third quarter of 2009 was $216.8 million, or diluted earnings per share of $0.46.
Celgene posted non-GAAP net income of $967.7 million or non-GAAP diluted earnings per share of $2.07 during the first nine months of 2010 as compared to non-GAAP net income of $681.0 million and non-GAAP diluted earnings per share of $1.46 in 2009. On a GAAP basis, Celgene reported net income of $670.9 million, or diluted earnings per share of $1.44 for the first nine months of 2010, compared to GAAP net income of $522.5 million, or diluted earnings per share of $1.12 in 2009.

“Our third quarter results reflect outstanding operational execution by our global team,” said Bob Hugin, Celgene’s Chief Executive Officer. “Our expanding portfolio of innovative therapies in oncology and immune-inflammatory diseases further positions us for sustained growth and value creation in the near and long term.”
Product Sales Performance
Non-GAAP total revenue was a record $908.1 million for the quarter ended September 30, 2010, an increase of 31 percent from 2009. GAAP total revenue was $910.1 million for the quarter ended September 30, 2010. The increase in total revenue was driven by global market share gains and increased duration of therapy of REVLIMID® and VIDAZA®. Net sales of REVLIMID were $641.3 million, an increase of 43 percent over the same period in 2009. VIDAZA® net sales were $141.4 million, an increase of 37 percent from 2009. Global THALOMID® (inclusive of Thalidomide Celgene® and Thalidomide Pharmion®) sales were $94.2 million, a 14 percent decrease from 2009. Revenue from Focalin® and the Ritalin® family of drugs totaled $22.6 million for the third quarter of 2010 compared to $25.8 million over the same period in 2009.
For the first nine months of 2010, non-GAAP total revenue was a record $2.547 billion, an increase of 33 percent year-over-year. GAAP total revenue was $2.554 billion for the nine months ended September 30, 2010. REVLIMID net sales for the first nine months of 2010 were $1.759 billion, an increase of 45 percent over $1.209 billion for the same period in 2009. VIDAZA net sales for the first nine months of 2010 were $393.6 million, an increase of 46 percent over the same period in 2009. THALOMID net sales for the first nine months of 2010 were $296.0 million, a decrease of 10 percent from the same period in 2009. Revenue from Focalin and the Ritalin family of drugs totaled $79.3 million for the first nine months of 2010, an increase of 3 percent over the same period in 2009.
Research and Development
For the third quarter of 2010, non-GAAP R&D expenses, which exclude upfront collaboration payments and share-based employee compensation expense, were $232.3 million compared to $178.2 million for the third quarter of 2009. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID, pomalidomide, and other compounds; VIDAZA; ISTODAX®; amrubicin; apremilast and our oral anti-inflammatory compounds; our kinase inhibitor programs; our activin inhibitor program with ACE-011; and cellular therapy programs. On a GAAP basis, R&D expenses were $253.5 million for the third quarter of 2010 and $193.4 million in the same period in 2009.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses, which exclude share-based employee compensation expense, were $204.1 million for the third quarter of 2010 compared to $172.3 million for the third quarter of 2009. The increase was primarily due to higher marketing and sales related expenses resulting from ongoing product launch activities of VIDAZA in Europe and ISTODAX in the United States as well as higher facilities costs. On a GAAP basis, selling, general and administrative expenses were $228.3 million for the third quarter of 2010 and $192.5 million in the same period in 2009.
Interest and Other Income, Net
For the quarter ended September 30, 2010, interest and other income, net, decreased to $20.8 million compared to $34.9 million in the same period in 2009. The decrease was primarily due to a reduction in interest and investment income as well as a decrease in net hedging and foreign currency revaluation gains in the quarter ended September 30, 2010, compared to the same period in 2009.

Cash, Cash Equivalents, and Marketable Securities
Celgene reported $3.530 billion in cash, cash equivalents, and marketable securities as of September 30, 2010.
Non-GAAP Financial Information
See the attached Reconciliation of GAAP to Non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three-month and nine-month periods ended September 30, 2010 and 2009. See the attached Reconciliation of Full-Year 2010 Projected GAAP to Non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at projected non-GAAP net income and non-GAAP earnings per share amounts for the year ending December 31, 2010. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Conference Call and Webcast Information
Celgene will host a conference call to discuss the results and achievements of its third quarter 2010 and its operating and financial performance on October 28, 2010, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon October 28, 2010, until midnight ET November 4, 2010. To access the replay, in the U.S. dial 800-642-1687; outside the U.S. dial 706-645-9291; and enter reservation number 14345864. The Company’s fourth quarter and full year 2010 financial and operational results are expected to be reported in late January.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net product sales	$885,656	$667,967	$2,468,164	$1,842,353
Collaborative agreements and other revenue	2,241	2,381	7,165	6,979
Royalty revenue	22,214	24,789	78,728	79,524

Total revenue	910,111	695,137	2,554,057	1,928,856

Cost of goods sold (excluding amortization of acquired intangible assets)	63,542	52,058	193,450	167,259
Research and development	253,547	193,362	800,965	593,109
Selling, general and administrative	228,281	192,512	655,522	542,264
Amortization of acquired intangible assets	46,540	21,111	135,201	67,403
Acquisition related charges	7,495	—	20,193	—

Total costs and expenses	599,405	459,043	1,805,331	1,370,035

Operating income	310,706	236,094	748,726	558,821

Equity in losses of affiliated companies	1,384	329	746	944
Interest and other income, net	20,840	34,937	42,819	113,257

Income before income taxes	330,162	270,702	790,799	671,134

Income tax provision	49,011	53,887	119,854	148,602

Net income	$281,151	$216,815	$670,945	$522,532

Net income per common share:
Basic	$0.61	$0.47	$1.46	$1.14
Diluted	$0.60	$0.46	$1.44	$1.12

Weighted average shares — basic	459,653	458,834	459,957	459,332

Weighted average shares — diluted	466,332	467,057	467,137	467,469

	September 30,	December 31,
	2010	2009
Balance sheet items:
Cash, cash equivalents & marketable securities	$3,530,265	$2,996,752
Total assets	6,554,559	5,389,311
Stockholders’ equity	5,145,694	4,394,606

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009

Net income — GAAP		$281,151	$216,815	$670,945	$522,532

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(2,049)	(2,902)	(6,723)	(9,367)

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	1,787	1,331	4,909	3,304
Pharmion inventory step-up	(3)	—	—	—	354
Pharmion products to be divested	(1)	(468)	1,127	8,214	5,395
EntreMed intercompany royalty	(4)	(81)	(197)	(81)	(197)

Research and development:
Share-based compensation expense	(2)	21,220	15,178	60,372	44,841
Upfront collaboration payments	(5)	—	—	121,176	34,500

Selling, general and administrative:
Share-based compensation expense	(2)	24,161	20,167	66,277	56,384

Amortization of acquired intangible assets:
Pharmion	(6)	39,990	21,111	119,918	67,403
Gloucester	(6)	6,550	—	15,283	—

Acquisition related charges
Gloucester contingent liability accretion	(7)	5,943	—	16,697	—
Abraxis acquisition costs	(7)	1,552	—	3,496	—

Equity in losses of affiliated companies — EntreMed	(8)	501	321	943	980

Net income tax adjustments	(9)	(30,379)	(13,115)	(113,723)	(45,119)

Net income — non-GAAP		$349,878	$259,836	$967,703	$681,010

Net income per common share-non-GAAP:
Basic		$0.76	$0.57	$2.10	$1.48
Diluted		$0.75	$0.56	$2.07	$1.46
Explanation of adjustments:
(1)	Exclude sales and costs related to former non-core Pharmion Corp., or Pharmion, products to be divested.

(2)	Exclude share-based compensation expense for the third quarter totaling $47,168 in 2010 and $36,676 in 2009. The after tax net impact reduced GAAP net income for the third quarter by $36,428, or $0.08 per diluted share in 2010 and $28,585, or $0.06 per diluted share in 2009. Exclude share-based compensation expense for the nine-month perod totaling $131,558 in 2010 and $104,529 in 2009. The after tax net impact reduced GAAP net income for the nine-month period by $101,650, or $0.22 per diluted share in 2010 and $81,048, or $0.17 per diluted share in 2009.

(3)	Exclude acquisition-related Pharmion inventory step-up adjustment to fair value expensed during the period.

(4)	Exclude the Company’s share of THALOMID royalties payable to EntreMed, Inc.

(5)	Exclude upfront payments for research and development collaboration arrangements with Agios Pharmaceuticals, Inc. for the nine-month period in 2010 and GlobeImmune, Inc. and Array BioPharma Inc. of $30,000 and $4,500, respectively for the nine-month period in 2009.

(6)	Exclude amortization of acquired intangible assets from the acquisitions of Pharmion and Gloucester Pharmaceuticals, Inc., or Gloucester.

(7)	Exclude acquisition related charges for Gloucester and Abraxis BioScience, Inc., which was completed on October 15, 2010.

(8)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(9)	Net income tax adjustments reflects the estimated tax effect of the above adjustments.

Celgene Corporation and Subsidiaries
Reconciliation of Full-Year 2010 Projected GAAP to Non-GAAP Net Income
(In thousands, except per share data)

	Range
	Low	High

Projected net income — GAAP	$791,000	$822,000

Before tax adjustments:

Share-based compensation expense	185,000	180,000

Amortization of acquired intangible assets:
Pharmion	160,000	160,000
Gloucester	22,000	22,000
Abraxis	22,500	17,500

Upfront collaboration payments	121,000	121,000

Acquisition related charges
Gloucester	23,000	23,000
Abraxis	105,000	95,000

Abraxis inventory step-up	42,500	37,500

Net income tax adjustments	(166,000)	(163,000)

Projected net income — non-GAAP	$1,306,000	$1,315,000

Projected net income per diluted common share — GAAP	$1.68	$1.75

Projected net income per diluted common share — non-GAAP	$2.78	$2.80

Projected weighted average diluted shares	469,500	469,500